Exhibit 3.2

ISLE OF MAN

COMPANIES ACT 2006

AMENDED AND RESTATED MEMORANDUM

AND ARTICLES OF ASSOCIATION

OF

GAMES GLOBAL LIMITED

A COMPANY LIMITED BY SHARES

(adopted by resolution passed on 30 April, 2024)

ISLE OF MAN

COMPANIES ACT 2006

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

GAMES GLOBAL LIMITED

A COMPANY LIMITED BY SHARES

(adopted by resolution passed on 30 April, 2024)

1.	NAME

The name of the Company is Games Global Limited.

2.	TYPE OF COMPANY

The Company is incorporated as a company limited by shares.

3.	REGISTERED OFFICE

The address of the registered office of the Company is 62 Circular Road, Douglas, IM1 1AE, Isle of Man.

4.	REGISTERED AGENT

The name of the registered agent of the Company is Atla Fiduciaries Limited of Burleigh Manor, Peel Road, Douglas, IM1 5EP, Isle of Man.

5.	POWER AND CAPACITY

The Company has unlimited capacity to carry on or to undertake any business or activity, to do, or to be subject to, any act or to enter into any transaction.

6.	AMENDMENT TO MEMORANDUM OF ASSOCIATION OR ARTICLES OF ASSOCIATION

The Directors are authorised, at any time prior to closing of the Company’s underwritten initial public offering (the “IPO”) of the Company’s ordinary shares par value £0.000001 per share, to amend this Memorandum of Association and the Articles of Association of the Company to take effect from closing of the IPO. With effect from closing of the IPO, this Memorandum of Association and the Articles of Association of the Company shall only be amended by Special Resolution (as defined in the Articles of Association of the Company).

ISLE OF MAN

COMPANIES ACT 2006

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

GAMES GLOBAL LIMITED

A COMPANY LIMITED BY SHARES

(adopted by resolution passed on 30 April, 2024)

CONTENTS

A.	PRELIMINARY	1
1.	Model Articles not to apply	1
2.	Form of resolution	1
3.	Interpretation	1
4.	Registered Office	6
B.	SHARES	6
5.	Share capital amount	6
6.	Allotment	6
7.	Power to attach rights and issue redeemable shares	6
8.	Warrants, options and other securities	7
9.	Commission and brokerage	7
10.	Trusts not to be recognised	7
11.	Renunciation of shares	7
12.	Consolidation, redenomination, cancellation and sub division	7
13.	Fractions	8
14.	Reduction of capital	8
15.	Purchase of own shares	8
16.	Legacy shareholder business opportunity	9
C.	SHARE CERTIFICATES	10
17.	Right to certificates	10
18.	Replacement certificates	10
19.	Uncertificated shares	11
D.	LIEN ON SHARES	12
20.	Lien on shares not fully paid	12
21.	Enforcement of lien by sale	13
22.	Application of proceeds of sale	13
E.	TRANSFER OF SHARES	14
23.	Form of transfer	14
24.	Right to refuse registration	14
25.	Notice of refusal	15
26.	Closing of register	15
27.	No fees on registration	15
28.	Recognition of renunciation of allotment of shares	15
F.	TRANSMISSION OF SHARES	15
29.	On death	15
30.	Election of person entitled by transmission	15
31.	Rights on transmission	16
G.	GENERAL MEETINGS	16
32.	Annual general meetings	16
33.	Extraordinary general meetings	16
34.	Notice of meetings	17
35.	Omission to send notice	18
36.	Director nominations AND MEETING REQUISITIONS by members	18
H.	PROCEEDINGS AT MEETINGS	22
37.	Quorum	22
38.	If quorum not present	22
39.	Security and meeting place arrangements	22
40.	Chairperson	23
41.	Director may attend and speak	24
42.	Power to adjourn	24

Internal

43.	Notice of adjourned meeting	24
44.	Business of adjourned meeting	24
I.	VOTING	25
45.	Method of voting	25
46.	Chairperson’s declaration conclusive on show of hands	25
47.	Objection to error in voting	26
48.	Amendment to resolutions	26
49.	Procedure on a poll	26
50.	Votes of members	27
51.	Restriction on voting rights for unpaid calls etc.	27
52.	Voting by proxy	28
53.	Form of proxy	28
54.	Deposit of proxy	28
55.	More than one proxy may be appointed	29
56.	Board may supply proxy cards	29
57.	Revocation of proxy	29
58.	Corporate Representative	30
J.	UNTRACED MEMBERS	30
59.	Power of sale	30
K.	APPOINTMENT AND REMOVAL OF DIRECTORS	31
60.	Number of Directors	31
61.	Power of Company to appoint Directors	31
62.	DURATION OF APPOINTMENT	32
63.	Power of Board to appoint Directors	32
64.	Eligibility of new Directors	32
65.	Share qualification	32
66.	Resolution for appointment	32
67.	Removal of Directors	32
68.	Vacation of office by Director	32
L.	DIRECTORS’ REMUNERATION, EXPENSES AND PENSIONS	33
69.	Directors’ fees	33
70.	Expenses	33
71.	Additional remuneration	33
72.	Remuneration of executive directors	33
M.	POWERS AND DUTIES OF THE BOARD	34
73.	Powers of the Board	34
74.	Powers of Directors being less than minimum number	34
75.	Powers of executive Directors	34
76.	Delegation to committees	34
77.	Delegation to individual directors	35
78.	Power of attorney	35
79.	Associate Directors	35
80.	Exercise of voting power	35
81.	Provision for employees ETC	35
82.	Overseas registers	36
83.	Borrowing powers	36
N.	PROCEEDINGS OF DIRECTORS AND COMMITTEES	36
84.	Board meetings	36
85.	Notice of board meetings	36
86.	Quorum	36
87.	Chairperson of Board and other offices	37
88.	Voting	37

Internal

89.	Participation by telephone and electronic mail	37
90.	Resolution in writing	38
91.	Minutes of proceedings	38
92.	Validity of proceedings	38
O.	DIRECTOR’S INTERESTS	38
93.	Director may have interests	38
94.	Disclosure of interests to Board	39
95.	Director disclosing interest may vote and count in quorum	39
96.	Director’s interest in own appointment	40
P.	THE SEAL AND SECRETARY	40
97.	Application of Seal	40
98.	Deed without sealing	41
99.	Official seal for use abroad	41
100.	Appointment and removal of secretary	41
101.	Authentication of documents	41
Q.	DIVIDENDS AND OTHER PAYMENTS	42
102.	Declaration of dividends	42
103.	Interim dividends	42
104.	Entitlement to dividends	42
105.	Debts may be deducted from dividends	43
106.	Distribution in specie	43
107.	Dividends not to bear interest	43
108.	Method of payment	43
109.	Uncashed dividends	44
110.	Unclaimed dividends	44
111.	Waiver of dividends	44
112.	Payment of scrip dividends	45
113.	Directors’ powers	45
114.	Capitalisation of profits	45
115.	Record dates	46
R.	ACCOUNTS AND RECORDS	46
116.	Records	46
117.	Inspection of records	47
118.	Auditors and audit	47
S.	DESTRUCTION AND AUTHENTICATION OF DOCUMENTS	47
119.	Destruction of documents	47
120.	Authentication of documents	48
T.	NOTICES	48
121.	Form of notices	48
122.	Service of notice on members	49
123.	Notice in case of death, bankruptcy etc.	50
124.	Evidence of service	51
125.	Notice binding on transferees	51
126.	Notice by advertisement	51
127.	Suspension of postal services	52
U.	WINDING UP	52
128.	Division of assets	52
129.	Transfer or sale under section 222 of the Companies Act 1931	53
V.	INDEMNITY	53
130.	Right to indemnity	53
131.	Power to insure	53

Internal

A.	PRELIMINARY

1.	Model Articles not to apply

Neither the model articles of association contained in Schedule 1 to the Companies (Model Articles) Regulations 2006 nor any other regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply as the regulations or articles of the Company. The following shall be the Articles of Association of the Company.

2.	Form of resolution

Subject to the Act, where for any purpose an Ordinary Resolution of the Company is required, a Special Resolution shall also be effective.

3.	Interpretation

3.1	Definitions

In these Articles, unless the context otherwise requires, the following expressions shall have the following meanings:

“Act”	the Isle of Man Companies Act 2006;
“Articles”	these Articles of Association as altered or varied from time to time (and “Article” means any provision of these Articles);
“Auditors”	the auditors for the time being of the Company or, in the case of joint auditors, any of them;
“Board”	the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;
“Business Day”	a day other than: (i) a Saturday; (ii) a Sunday or (iii) a day on which the major clearing banks are not open for business in New York, New York; London, England; or Douglas, Isle of Man;
“certificated share”	a share which is recorded in the Register as being held in certificated form;
“Chairperson”	the chairperson of the Board, if any, or, where the context requires, the chairperson of a committee of the Board or the chairperson of a general meeting of the Company;
“clear days”	in relation to the period of a notice, such period, excluding the day when such notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication”	any form of communication, including a communication comprising sounds or images or both and a communication effecting a payment;
“Companies Act 1931”	the Isle of Man Companies Act 1931 (as amended);
“Company”	Games Global Limited, a company incorporated in the Isle of Man with company number 019102V;
“COVID-19”	the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof;
“COVID-19 Measures”	any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester directive, guideline or recommendation made by an applicable governmental authority or any other applicable law in connection with or in response to COVID-19;
“Deputy Chairperson”	the deputy chairperson of the Board, if any, or, where the context requires, the deputy chairperson of a general meeting of the Company;
“Designated Stock Exchange”	any United States national securities exchange on which the securities of the Company are listed for trading, including but not limited to the New York Stock Exchange;
“Director”	a director of the Company;
“dividend”	a payment in money, shares or property;
“electronic address”, “electronic form” and “electronic means”	have the meanings ascribed to them in the UK 2006 Companies Act;
“electronic communication”	has the meaning ascribed to the term “electronic communication” in the Isle of Man Electronic Transactions Act 2000 and shall also include, where the context permits and without prejudice to the generality of the foregoing definition, a document or information sent or supplied in electronic form and a document or information sent or supplied by electronic means;
“electronic facility”	includes, without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting;

“execution”	any mode of execution (and “executed” shall be construed accordingly);
“general meeting”	a meeting of the members of the Company;
“holder” or “shareholder”	in relation to any share, the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as the joint holders of such share;
“Legacy Shareholder”	Zinnia Limited;
“member”	a “member” of the Company as defined in the Act;
“Office”	the registered office for the time being of the Company;
“Operator”	any such person as may be approved as an “operator” from time to time, as defined in the Uncertificated Regulations of the relevant Uncertificated System;
“Ordinary Resolution”	a resolution of the Company in general meeting passed by a simple majority of the votes cast at that meeting;
“Ordinary Shares”	the ordinary shares, each of GBP 0.000001 par value, of the Company;
“paid up”	paid up or credited as paid up;
“Participating Security”	a share or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;
“person entitled by transmission”	a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the Register;
“record date”	as defined in Article 115 (Record dates);
“Register”	the register of members of the Company to be kept pursuant to section 62 of the Act;
“Registered Agent”	such person as the Company shall appoint as registered agent from time to time in accordance with the Act;

“Seal”	the common seal of the Company or any official or securities seal that the Company may be permitted to have under the Act;
“SEC”	the United States Securities and Exchange Commission;
“share”	a share in the capital of the Company;
“Solvency Test”	the solvency test referred to in section 49 of the Act, which the Company satisfies if it is able to pay its debts as they become due in the normal course of the Company’s business and the value of its assets exceeds the value of its liabilities;
“Special Resolution”	a resolution of the Company in general meeting passed by a majority of three-fourths or more of the votes cast at that meeting;
“Synthetic Equity Interest”	any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decreased in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company;
“uncertificated share”	a share to which title may be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;
“Uncertificated Regulations”	the Uncertificated Securities Regulations 2006 of the Isle of Man (SD 743/06);
“Uncertificated System”	a “relevant system” as defined in the Uncertificated Regulations;
“UK 2006 Companies Act”	the Companies Act 2006 of the UK;

“UK”	the United Kingdom of Great Britain and Northern Ireland;
“voting rights”	in relation to a resolution of members, all the rights to vote on such resolution conferred on such members according to the rights attached to the shares held by such members; and
“writing” or “written”	printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

3.2	General interpretation

Unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa (and, without prejudice to the foregoing, all references to “members” shall be deemed to include reference to a “member”);

(b)	words importing the masculine gender include the feminine and neuter gender and vice versa;

(c)	a reference to a “person” includes corporations as well as any other legal or natural person;

(d)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(e)	references to any statute or provision of a statute shall include any orders, regulations or other subordinate legislation made or promulgated under it, as amended, modified, re-enacted or replaced from time to time, unless the context otherwise requires;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms and shall be construed to be followed by the words “without limitation”;

(g)	headings are inserted for reference and convenience only and shall not affect the construction or interpretation of these Articles;

(h)	any requirements as to delivery under these Articles include delivery in electronic form;

(i)	any requirements as to execution or signature under these Articles can be satisfied in the form of an electronic signature;

(j)	a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or renounceable right of allotment of a share is a Participating Security; and

(k)	“address” in relation to electronic communications includes any number, electronic mail address, electronic address or other address used for the purposes of such communications.

3.3	The Act

Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act.

4.	Registered Office

The Office shall be at such place in the Isle of Man as the Board shall from time to time appoint.

B.	SHARES

5.	Share capital amount

Unless the Board shall otherwise direct, the amount of share capital of the Company available for issue shall be an unlimited number of Ordinary Shares.

6.	Allotment

Unissued shares in the capital of the Company shall be issued and allotted by the Board generally on such terms as it thinks fit but all shares shall be paid in full prior to or at the time of issue.

Subject to the provisions of the Act, Shares may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered, or a contract for future services.

7.	Power to attach rights and issue redeemable shares

7.1	Rights attaching to shares

Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued which have attached to them such preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, transfer, return of capital or otherwise as the Company may from time to time by Ordinary Resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

7.2	Power to issue redeemable shares

Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any share may be issued which is, or is at the option of the Company or of the holder of such share, liable to be redeemed and the Board may determine the terms, conditions and manner of redemption of such shares.

7.3	Redemption dates

The date on which or by which, or dates between which, any redeemable shares are to be or may be redeemed may be fixed by the Directors and in such a case must be fixed by the Directors before the shares are issued. Unless otherwise specified in these Articles or determined by the Directors before the shares are issued, the amount payable on redemption of any redeemable shares shall be the amount paid up on such shares.

8.	Warrants, options and other securities

The Company shall have the power to issue warrants, options or other securities of similar nature conferring the right upon the holder thereof to subscribe for, purchase or receive any shares or other securities of the Company on such terms as the Directors may from time to time determine. This includes the issue or grant of options, share appreciation rights or similar rights to employees of, directors of or other persons providing services to the Company or any of its subsidiaries pursuant to any share or equity plan or arrangement. The Company shall have no power to issue a warrant stating that the bearer of the warrant is entitled to the shares specified in it.

9.	Commission and brokerage

The Company may exercise the powers conferred by the Act to pay commissions or brokerage to any person in consideration of his, her or its subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company to the full extent permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares or any combination of such methods.

10.	Trusts not to be recognised

Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share or any interest in any fractional part of a share except an absolute right of the holder to the whole of the share.

11.	Renunciation of shares

Subject to the provisions of the Act and of these Articles, the Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of it by the allottee in favour of some other person and may accord to any allottee of a share the right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

12.	Consolidation, redenomination, cancellation and sub division

The Company in general meeting may from time to time by Ordinary Resolution:

(a)	consolidate all or any of its shares;

(b)	redenominate all or any of such shares as shares denominated in another currency on such basis as the Board sees fit; and

(c)	sub-divide such shares, or any of them.

13.	Fractions

13.1	Power to deal with fractional entitlements

Whenever as the result of any consolidation, division or sub-division of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

(a)	the Board may determine which of the shares of such holder are to be treated as giving rise to such fractional entitlement and may decide that any of those shares shall be consolidated with any of the shares of any other holder or holders which are similarly determined by it to be treated as giving rise to a fractional entitlement for such other holder or holders into a single consolidated share and the Board may on behalf of all such holders, sell such consolidated share to any person (including the Company) for the best price reasonably obtained and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those holders (except that any amount otherwise due to a holder, being less than US $2.50 or the equivalent value in any other applicable currency or such other sum as the Board may from time to time determine may be retained for the benefit of the Company); or

(b)	provided that the necessary shares are available for allotment, the Board may issue to such holder, credited as fully paid, by way of capitalisation the minimum number of shares required to round down his, her or its holding to an exact multiple of the number of shares to be consolidated into a single share (such issue being deemed to have been effected prior to consolidation.

13.2	Sale of fractions

For the purposes of any sale of consolidated shares pursuant to Article 13.1 (Power to deal with fractional entitlements), the Board may in the case of certificated shares authorise a person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser of such shares or, in the case of uncertificated shares, exercise any power conferred on it by Article 19.5 (Forfeiture and sale). Such purchaser shall not be bound to see to the application of the purchase money in respect of any such sale, nor shall his, her or its title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale or transfer and any instrument or exercise shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

14.	Reduction of capital

Subject to the provisions of the Act and to any rights for the time being attached to any shares, the Company may by resolution of the Board reduce its share capital in any way; provided that the Directors are satisfied, on reasonable grounds, that the Company will, immediately after such reduction, satisfy the Solvency Test.

15.	Purchase of own shares

15.1	Power to enter into share buyback agreements

(a)	Subject to the provisions of the Act, this Article 15.1 and to any rights for the time being attached to any shares, the Company may purchase or otherwise acquire its own shares for any consideration; provided that the Company continues to have at least one member at all times.

(b)	The Company may only purchase or acquire shares issued by the Company:

(1)	pursuant to an offer to all members which, if accepted, would leave the relative rights of the members unaffected and which affords each member a period of not less than 14 days within which to accept the offer; or

(2)	pursuant to an offer to one or more members to which all members have consented in writing or in respect of which the Directors have passed a resolution stating that in their opinion the transaction is to the benefit of the remaining members and the terms of the offer and the consideration offered for the shares are fair and reasonable to the Company and the remaining members.

(c)	The making and timing of any purchase of shares pursuant to this Article 15.1 shall be at the discretion of the Directors.

(d)	The Directors shall not make an offer to one or more members pursuant to Article 15.1(b)(2) if, after the passing of the resolutions required by this Article and before making the offer, they cease to hold the opinion that the transaction is to the benefit of the remaining members and the terms of the offer and the consideration offered for the shares are fair and reasonable to the Company and the other members.

(e)	Where an offer is made pursuant to this Article 15.1:

(1)	the offer may also permit the Company to purchase or otherwise acquire additional shares from a member to the extent that another member does not accept the offer or accepts the offer only in part; and

(2)	if the number of additional shares exceeds the number of shares that the Company is entitled to purchase or acquire, the number of additional shares shall be reduced rateably.

(f)	The Company may only purchase or otherwise acquire shares pursuant to this Article 15.1 if the Directors are satisfied, on reasonable grounds, that the Company will, immediately after the purchase or other acquisition, satisfy the Solvency Test.

(g)	Any shares purchased or otherwise acquired by the Company pursuant to this Article 15.1 are deemed to be cancelled immediately upon the acquisition of such shares unless such shares are to be held as treasury shares in accordance with Companies Act 2006 (Treasury Share) Regulations 2014.

16.	Legacy shareholder business opportunity

Notwithstanding anything to the contrary contained in these Articles, the Legacy Shareholder shall not (i) have any duty to communicate or present to the Company any investment or business opportunity (any such opportunity, a “Business Opportunity”) in or with respect to which the Company may have an interest or expectancy that any such Business Opportunity will be offered to the Company nor (ii) be deemed to have breached any fiduciary or other duty or obligation (including any duty of loyalty) to the Company by reason of the fact that the Legacy Shareholder shall have, directly or indirectly, pursued or acquired any Business Opportunity for such Legacy Shareholder or any person other than the Company, shall have transferred any Business Opportunity to any such person or shall not have communicated information regarding any Business Opportunity to the Company. To the fullest extent permitted by applicable law, the Company hereby renounces any interest in any Business Opportunity of the Legacy Shareholder and any expectancy that any such Business Opportunity will be offered to the Company. For the avoidance of doubt, this Article shall not limit the Company’s independent ability to pursue a Business Opportunity.

C.	SHARE CERTIFICATES

17.	Right to certificates

17.1	Issue of certificates

(a)	A member shall only be entitled to a share certificate if the Directors resolve that shares will be issued in certificated form and the member requests a share certificate in writing.

(b)	Save as provided by applicable law, on becoming the holder of any certificated share, every person shall be entitled on written request without charge to have issued promptly (unless the terms of issue of the shares provide otherwise) one certificate for all the certificated shares registered in his, her or its name. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up on them and shall be issued either under the Seal (which may be affixed to it or printed on it) or in such other manner having the same effect as if issued under a seal and, having regard to the provisions of the Act and the rules and regulations applicable to any Designated Stock Exchange to which the Company’s shares are admitted, as the Board may approve.

17.2	Joint holders

The Company shall not be bound to issue more than one certificate in respect of certificated shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register shall be sufficient delivery to all joint holders.

17.3	Balancing certificates

Save as provided by applicable law, where a member has transferred part only of the shares comprised in a certificate he or she shall be entitled on written request without charge to a certificate for the balance of such certificated shares.

17.4	Restrictions on certificates

No certificate shall be issued representing certificated shares of more than one class.

18.	Replacement certificates

18.1	Renewal or replacement

Share certificates may be renewed or replaced on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses (including those incurred by the Company in investigating such evidence and preparing such indemnity and security) as the Board may decide, and on surrender of the original certificate (where it is defaced or worn out) but without any further charge.

18.2	Consolidation of certificates

Any two or more certificates representing shares of any one class held by any member may at his, her or its request be cancelled and a single new certificate for such shares issued in lieu, subject to the payment of a reasonable fee, if any, as the Board may determine, on surrender of the original certificate for cancellation.

18.3	Splitting share certificates

If any member shall surrender for cancellation a share certificate representing certificated shares held by him, her or it and request the Company to issue in lieu two or more share certificates representing such certificated shares in such proportions as he or she may specify, the Board may, if it thinks fit, comply with such request subject to the payment of such reasonable fee, if any, as it may determine.

18.4	Joint holders

In the case of shares held jointly by several persons, any such request as is mentioned in this Article 18 (Replacement certificates) may be made by any one of the joint holders.

19.	Uncertificated shares

19.1	Participating security

The Board may resolve that the shares of the Company are to become, or are to cease to be, Participating Securities and may implement such arrangements as it thinks fit in order for the shares to be admitted to settlement by means of an Uncertificated System. Any share which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Regulations.

19.2	Application of Articles

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Regulations.

19.3	Board regulations

Subject to the Act, the Uncertificated Regulations, these Articles and the facilities and requirements of the Uncertificated System, the Board may determine regulations not included in these Articles which:

(a)	apply to the issue, holding or transfer of uncertificated shares (in addition to or in substitution for any provisions in these Articles);

(b)	set out (where appropriate) the procedures for conversion or redemption of uncertificated shares; or

(c)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Regulations or the Operator’s rules and practices,

and such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 19.2 will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

19.4	Instructions via an uncertificated system

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

19.5	Forfeiture and sale

Where the Company is entitled under the Act, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of an Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by:

(a)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(b)	altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(c)	requiring any holder of such shares, by notice in writing to him, her or it, to change his, her or its holding of such uncertificated shares into certificated form within any specified period;

(d)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(e)	otherwise rectify or change the Register in respect of any such shares in such manner as the Board considers appropriate (including by entering the name of a transferee into the Register as the next holder of such shares); or

(f)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

D.	LIEN ON SHARES

20.	Lien on shares not fully paid

The Company shall have a first and paramount lien on all of its shares, whether fully paid-up or not, registered in the name of a member (whether solely or jointly with others) for all debts, liabilities and engagements to or with the Company (whether presently payable or not) by such member of his, her or its estate, either alone or jointly with any other person, whether a member or not, but only to the extent and in the circumstances permitted by applicable law. The lien shall also extend to all distributions and other moneys from time to time declared or payable (of any amount) in respect of such share. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien thereon.

21.	Enforcement of lien by sale

21.1	Power of sale

The Company may sell in any manner decided by the Board all or any of the shares subject to any lien at such time or times and in such manner as it may determine, save that no sale shall be made until such time as the moneys in respect of which such lien exists or some part of them are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due, or specifying the liability or engagement and demanding payment or fulfilment or discharge of them, and giving notice of intention to sell in default, shall have been served on the holder or the persons (if any) entitled by transmission to the shares and default in payment, fulfilment or discharge shall have been made by him, her or them for 14 clear days after service of such notice.

21.2	Title

A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

21.3	Perfection of transfer

For giving effect to any such sale, the Board may in the case of certificated shares authorise any person to execute an instrument of transfer of the shares sold in the name and on behalf of the holder or the persons entitled by transmission in favour of the purchaser or as the purchaser may direct and in the case of uncertificated shares exercise any power conferred on it by Article 19.5 (Forfeiture and sale) to effect a transfer of the shares. Such purchaser shall not be bound to see to the application of the purchase moneys in respect of any such sale and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale. Any instrument or exercise shall be effective as if it had been executed or exercised by the holder of, or the person (if any) entitled by transmission to, the shares to which it relates.

22.	Application of proceeds of sale

The net proceeds of any sale of shares subject to any lien after payment of the costs shall be applied in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (in the case of certificated shares) upon surrender to the Company for cancellation of the certificate for the shares sold and in all cases subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale be paid to the holder of, or the person (if any) entitled by transmission to, the shares at the date of the sale.

E.	TRANSFER OF SHARES

23.	Form of transfer

Each member may transfer all or any of his, her or its shares, in the case of certificated shares, by instrument of transfer in writing in any customary form or in any form approved by the Board or, in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Regulations; provided, in each case, that such transfer complies with the rules and regulations of any Designated Stock Exchange, the SEC or any other competent regulatory authority or otherwise under applicable law. If the shares were issued in conjunction with rights, options or warrants issued pursuant these Articles on terms that one cannot be transferred without the other, the Board shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

24.	Right to refuse registration

24.1	Registration of certificated share transfer

The Board may in its absolute discretion and without giving any reason refuse to register any transfer of a certificated share unless:

(a)	it is in respect of a share which is fully paid up;

(b)	it is in respect of a share on which the Company has no lien;

(c)	it is in respect of only one class of shares;

(d)	it is in favour of a single transferee or not more than four joint transferees; and

(e)	it is delivered for registration to the Registered Agent, or such other person or place as the Board may from time to time determine, accompanied (except in the case of a transfer where a certificate has not been required to be issued) by the certificate for the shares to which it relates or such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him, her or it of the transfer or, if the transfer is executed by some other person on his, her or its behalf, the authority of that person to do so, provided that where any such shares are admitted to a Designated Stock Exchange, such refusal is in circumstances permitted by such Designated Stock Exchange and does not prevent dealings in shares of the Company from taking place on an open and proper basis.

24.2	Registration of an uncertificated share transfer

The Board shall register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Regulations, except that the Board may refuse (subject to any relevant requirements applicable to any Designated Stock Exchange to which the shares of the Company are admitted) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Regulations.

25.	Notice of refusal

If the Board refuses to register a transfer of a share it shall send notice of the refusal to the transferor and the transferee. Other than in respect of any actual or suspected fraud, any instrument of transfer which the Board refuses to register shall be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

26.	Closing of register

Without prejudice to Article 24, the Board may suspend the registration of transfers of uncertificated shares or refuse to register a transfer of an uncertificated share in such other circumstances as may be permitted or required by the Uncertificated Regulations and the relevant system but in any event for a period not exceeding 30 days in any year.

27.	No fees on registration

No fee shall be charged for registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

28.	Recognition of renunciation of allotment of shares

Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

F.	TRANSMISSION OF SHARES

29.	On death

If a member dies, the survivors or survivor, where he or she was a joint holder, and his or her executors or administrators, where he or she was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him or her.

30.	Election of person entitled by transmission

Any person entitled to a share by transmission may, on such evidence as to his, her or its title being produced as the Board may reasonably require, elect either to become registered as a member or to have some person nominated by him, her or it registered as a member. If he, she or it elects to become registered himself, herself or itself, he, she or it shall give written notice signed by him, her or it to the Company to that effect. If he, she or it elects to have some other person registered he, she or it shall, in the case of a certificated share, execute an instrument of transfer of such shares to that person and, in the case of an uncertificated share, either procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person or change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice, instrument of transfer or instructions (as the case may be) as if it were a notice given, an instrument of transfer executed or instructions given by the member and his or her death, bankruptcy or other event had not occurred and any notice or transfer were executed by such member. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall after proof cause the entitlement of that person to be noted in the Register.

31.	Rights on transmission

Where a person is entitled to a share by transmission, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he, she or it would be entitled if he, she or it were the holder of the share except that he, she or it shall not before he, she or it is registered as the holder of the share be entitled in respect of it to be given notice of, or to attend or vote at, any meeting of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself, herself or itself or to transfer the share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

G.	GENERAL MEETINGS

32.	Annual general meetings

Subject to the provisions of the Act, the Board shall convene at least one general meeting each calendar year (any such meeting, an “annual general meeting”), to be held at such time and place (including partly, but not wholly, by means of electronic facilities) and to consider such business as the Board may determine.

33.	Extraordinary general meetings

33.1	Convening extraordinary general meetings

The Board may convene a general meeting, other than an annual general meeting, whenever and at such place (including partly, but not wholly, by means of electronic facilities) it thinks fit (any such general meeting, an “extraordinary general meeting”).

At any meeting so convened by the Board, or at any meeting requisitioned pursuant to section 67(2) of the Act (such requisition, a “Members’ Requisition” and such requisitioning members, the “Requisitioning Members”), no business shall be transacted except that proposed by the Board or expressly stated by the requisition.

33.2	Arrangements for general meetings

The Board may make whatever arrangements it considers fit to allow those entitled to do so to attend and participate in any general meeting. A person is able to participate in a general meeting if that person's circumstances are such that if they have (or were to have) rights in relation to the meeting, they are (or would be) able to exercise them. In determining whether persons are attending or participating in a meeting, other than at a physical place or places, it is immaterial where any of them are or how they are able to communicate with each other. A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. If, at any general meeting at which members are entitled to participate by means of electronic facility or facilities determined by the Board, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement.

The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so partly (but not wholly) by simultaneous attendance and participation by means of electronic facility or facilities, and may determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak at the meeting; and

(c)	be heard by all other persons attending and participating in the meeting.

33.3	Convening a requisitioned extraordinary general meeting

If the Board is required under section 67(2) of the Act to call a general meeting of the company and/or call an extraordinary general meeting pursuant to article 36 it must call the meeting (a) within 21 days from the date on which the Board became subject to the requirement and (b) to be held on a date not more than 28 days after the date of the notice convening the meeting.

If the Board (a) is required under section 67(2) and/or article 36 to call a general meeting and (b) does not do so in accordance with this article 33.3, the Requisitioning Members or any of them representing more than one half of the total voting rights of all of them, may themselves call the general meeting. The meeting must be called for a date not more than three months after the date on which the Board became subject to the requirement to call a meeting. The meeting must be called in the same manner, as nearly as possible, as that in which meetings are required to be called by the Board. If the members or Requisitioning Members call a meeting under the above Article, the Company shall reimburse their reasonable expenses.

34.	Notice of meetings

34.1	Length of notice

An annual general meeting shall be convened by not less than 21 clear days’ notice in writing. Any extraordinary general meeting shall be convened by not less than 14 clear days’ notice in writing.

34.2	Form of notice

Every notice convening an annual general meeting or an extraordinary general meeting shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the date and the time of such meeting;

(c)	the general nature of the business to be transacted at such meeting;

(d)	if such meeting is convened to consider a Special Resolution, the intention to propose the resolution as such and the requisite majority for an affirmative vote;

(e)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote and, on a poll, vote instead of him, her or it and that a proxy need not also be a member; and

(f)	if the Board determines that a general meeting shall be held partly by means of electronic facility or facilities (i) that such is the case (ii) the means, or all different means, of attendance and participation thereat, and any applicable access, identification and security arrangements and (iii) how it is proposed that persons attending or participating in the meeting electronically should communicate with each other during the meeting.

34.3	Entitlement to receive notice

Any notice convening an annual general meeting or an extraordinary general meeting shall be given to the members (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company) and to the Directors.

34.4	Meeting on short notice

Notwithstanding that an annual general meeting or an extraordinary general meeting is called by shorter notice than that specified in Article 34, such meeting shall be deemed to have been duly convened if a member or members holding at least 90% of the voting rights in relation thereto has or have waived notice of such meeting and for this purpose. The presence of a member at such meeting shall be deemed to constitute waiver on the part of such member.

35.	Omission to send notice

Notwithstanding any other provision of these Articles, the accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive the same, or the accidental failure to refer in any notice or other document to a meeting as an “annual general meeting” or “extraordinary general meeting”, as the case may be, shall not invalidate the proceedings of that meeting if such meeting is otherwise duly convened.

36.	Director nominations AND MEETING REQUISITIONS by members

36.1	For nominations of candidates for appointment as Director (“Director Nominations”) or other business to be brought (x) by a member before an annual general meeting or (y) by Requisitioning Members before an extraordinary general meeting convened upon a Members’ Requisition, the Director Nomination or other business must be (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Directors by a resolution of the Board, (ii) brought before such meeting by the Chairperson of such meeting or (iii) otherwise properly requested to be brought before such meeting by a member or by the Requisitioning Members, as applicable, in accordance with this Article. For Director Nomination or other business to be properly requested to be brought (x) by a member before an annual general meeting; or (y) by Requisitioning Members before an extraordinary general meeting convened upon a Members’ Requisition, the member or Requisitioning Members must: (i) be member(s) of the Company of record at the time of the giving of the notice for such meeting, (ii) be entitled to vote at such meeting, and (iii) have given notice thereof in writing (“Requisition Notice”)to any Director or the Secretary addressed to the Office. To be valid, any Requisition Notice in respect of an annual general meeting must be received by any Director or the Secretary at the Office not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the one (1) year anniversary of the preceding year’s annual general meeting; provided, however, that in the event the annual general meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual general meeting was held in the preceding year, notice by the member to be timely must be received by any Director or the Secretary at the Office not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual general meeting and not later than the close of business on tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, (x) for the first annual general meeting, a member’s notice shall be timely (and be considered a Timely Notice) if received by any Director at the Office not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such annual general meeting is first made or sent by the Company. Any such Requisition Notice must set forth, as to each matter the member or Requisitioning Members propose to bring before the general meeting:

(a)	as to each person whom the member or the Requisitioning Members propose to nominate for appointment as a Director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares or any other securities of the Company that are held of record or are beneficially owned by the nominee and of its affiliates and any derivative positions held or beneficially held by the nominee and of its affiliates, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee or any of its affiliates with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of any securities), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee or any of its affiliates, (v) a description of all agreements, arrangements or understandings between or among the member or the Requisitioning Members, as applicable, or any of its or their affiliates and each nominee or any of its affiliates and any other person or persons (naming such person or persons), in each case pursuant to which the nominations are to be made by the member or the Requisitioning Members or concerning the nominee’s potential service as a Director, (vi) a written statement executed by the nominee acknowledging that as Director, the nominee will owe fiduciary duties under Isle of Man law with respect to the Company and its members, and (vii) all information (if any) relating to such nominee that is required by applicable law or regulation to be disclosed in solicitations of proxies for appointment of directors of the Company in an appointment contest, or is otherwise required, in each case pursuant to the Act or other applicable law, rule or regulation (including such person’s written consent to being named in the proxy statement (if any) as a nominee and to serving as a Director if appointed);

(b)	as to any other business that the member or the Requisitioning Members propose to bring before an annual general meeting or extraordinary general meeting, a description in reasonable detail of the business desired to be brought before such meeting, the reasons for conducting such business at such meeting, the text, if any, of any resolutions or Articles amendment proposed for adoption, and any material interest in such business of each person proposing such business (each such person, a “Proposing Person”);

(c)	(i) the name and address of the member or Requisitioning Members giving the notice, as they appear on the Company’s Register, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, such Proposing Peron’s written consent to the public disclosure of information provided to the Company pursuant to this Article and the following information: (a) the class and number of all shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates, including any shares of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Act or the Exchange Act of 1934, as amended, of the United States of America (the “Exchange Act”), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of the Company, (d) any rights to dividends or other distributions on the shares of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to base on any increase or decrease in the value of share of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”);

(d)	(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before such meeting (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other members known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of shares held by such other member(s); and

(e)	a statement whether or not the member or Requisitioning Members giving the notice or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of the Company required under applicable law to approve the proposal or, in the case of a Director Nomination, at least the percentage of voting power of all of the shares of the Company reasonably believed by such Proposing Person to be sufficient to appoint the nominee or nominees proposed to be nominated by such member or Requisitioning Members (such statement, the “Solicitation Statement”).

36.2	A member or Requisitioning Member providing a Requisition Notice of Director Nomination or other business proposed to be brought before an annual general meeting or extraordinary general meeting shall further update and supplement such notice, if necessary, so that the information (including the Material Ownership Interests information) provided or required to be provided in such notice pursuant to the Articles shall be true and correct as of the record date for such meeting, and such update and supplement must be received by any Director at the Office not later than the close of business on the fifth (5th) Business Day after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the Business Day prior to the date of such meeting.

36.3	Only such persons who are nominated for appointment as a Director in accordance with the provisions of these Articles shall be eligible for appointment and to serve as Directors once appointed in accordance with these Articles and only such other business shall be conducted at a meeting as shall have been brought before the meeting in accordance with the provisions of these Articles.

36.4	Notwithstanding the foregoing provisions of this Article, if the nominating or proposing member or the Requisitioning Members (or a qualified representative of the member or the Requisitioning Members) do not appear at the meeting to present a Director Nomination or any other business, such Director Nomination or other business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article, to be considered a qualified representative of the proposing member or Requisitioning Members, a person must be authorised by a written instrument executed by such member or Requisitioning Members or an electronic communication delivered by such member or Requisitioning Members to act for such member or Requisitioning Members as proxy at the meeting and such person must produce such written instrument or electronic communication, or a reliable reproduction of the written instrument or electronic communication, to the presiding person at the meeting.

36.5	For the purposes of the Articles, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable international or national news service or in a document publicly filed by the Company with the SEC pursuant to section B.13, B.14 or 15(d) of the Exchange Act or the rules of the Designated Stock Exchange.

36.6	Notwithstanding the foregoing provisions of these Articles, a member and the Requisitioning Members shall also comply with all applicable requirements of the Act and all applicable laws, rules and regulations, including the rules and regulations of the Designated Stock Exchange, with respect to the matters set forth in these Articles.

H.	PROCEEDINGS AT MEETINGS

37.	Quorum

37.1	No business shall be transacted at any annual general meeting or extraordinary general meeting unless a quorum is present at the commencement of such meeting; provided that the absence of a quorum shall not preclude the choice or appointment of a Chairperson, which shall not be treated as part of the business to be transacted at such meeting. Subject to the provisions of Article 38 (If quorum not present), one or more members present in person or by a duly appointed representative (in the case of a member that is a corporation) or by proxy in either case, entitled to attend and to vote on the business to be transacted and holding more than 50% of the shares of the Company, shall be a quorum.

37.2	In calculating whether a quorum is present for the purposes of Article 37, if two or more persons are appointed as proxies for the same member or two or more persons are appointed as corporate representatives of the same corporate member, only one of such proxies or only one of such corporate representatives shall be counted.

38.	If quorum not present

If, within 15 minutes (or such longer interval not exceeding one hour as the Chairperson in his or her absolute discretion thinks fit) from the time appointed for the holding of a general meeting, a quorum is not present or if, during a meeting, such a quorum ceases to be present, the meeting shall be dissolved or the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such time and place as the Chairperson (or, in default, the Board) may determine not being more than 28 days after the date that the original general meeting was convened. If, at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for holding the meeting, one or more members present in person or by a duly appointed representative (in the case of a member that is a corporation), or by proxy in either case, shall be a quorum. If no such quorum is present or if, during the adjourned meeting, a quorum ceases to be present, the adjourned meeting shall be dissolved.

39.	Security and meeting place arrangements

39.1	Accommodation of members

The Board may, for the purpose of facilitating shareholder attendance at an annual general meeting or an extraordinary general meeting, or controlling the level of attendance and ensuring the safety of those attending at any place specified for the holding of any such meeting, from time to time make such arrangements as the Board shall in its absolute discretion consider to be appropriate (including in response to COVID-19 and any COVID-19 Measures) and may from time to time vary any such arrangements in place or make new arrangements thereof. The entitlement of any member or proxy to attend a meeting at such place shall be subject to any such arrangements as may be for the time being approved by the Board. In the case of any meeting to which such arrangements apply the Board may, when specifying the place of the meeting:

(a)	direct that the meeting shall be held at a place specified in the notice at which the Chairperson shall preside (the “Principal Place”); and

(b)	make arrangements for simultaneous attendance and participation at satellite meeting places or by way of any other electronic means by members otherwise entitled to attend the general meeting, but excluded from the Principal Place under the provisions of this Article, or who wish to attend at satellite meeting places or other places at which persons are participating by way of any other electronic means; provided that persons attending at the Principal Place and at satellite meeting places or other places at which persons are participating by way of any other electronic means shall be able to hear and be heard by, persons attending at the Principal Place and at such other places, by any means.

Such arrangements for simultaneous attendance at any of such other places may include arrangements for facilitating shareholder attendance at a general meeting or controlling the level of attendance in any manner at any of such other places (as stated above); provided that they shall operate so that any members and proxies excluded from attending at the Principal Place are able to attend at one of the satellite meeting places or other places at which persons are participating by way of any other electronic means. For the purposes of all other provisions of these Articles any such meeting shall be treated as taking place and being held at the Principal Place.

39.2	Identification and Searches

The Board may direct that members or proxies wishing to attend any annual general meeting or extraordinary general meeting should provide such evidence of identification and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances (including in response to COVID-19 and any COVID-19 Measures) and shall be entitled in its absolute discretion to refuse entry to such meeting to any member or proxy who fails to comply therewith.

39.3	Inadequate meeting place

If it appears to the Chairperson that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chairperson is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment, video conference or otherwise), whether in the meeting place or elsewhere, and to be heard by all other persons so present in the same manner.

40.	Chairperson

The Chairperson, if any, of the Board or, in his or her absence, some other director nominated by the Board, shall preside as Chairperson of the meeting. If there be no such Chairperson or if at any meeting he or she shall not be present within 15 minutes after the time appointed for holding the meeting or shall be unwilling to act as Chairperson, the Directors present shall choose one of them to act or, if there be only one Director present, he or she shall be Chairperson if willing to act. If no Director is willing to act as Chairperson of the meeting, or if no Director is present within 15 minutes of the time appointed for holding the meeting, the members present and entitled to vote shall choose any present member to be Chairperson of the meeting.

41.	Director may attend and speak

A Director shall be entitled to attend and speak at any annual general meeting or extraordinary general meeting. The Chairperson may invite any person to attend and speak at any annual general meeting or extraordinary general meeting of the Company whom the Chairperson considers to be equipped with knowledge or experience of the Company’s business to assist in the deliberations of such meeting.

42.	Power to adjourn

42.1	The Chairperson of an annual general meeting or an extraordinary general meeting may, with the consent of the members present at a meeting at which a quorum is present, and shall if so directed by such meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as he or she shall determine. In addition (and without prejudice to any other power which he or she may have under these Articles or at common law) the Chairperson may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he or she is of the opinion that it has become necessary to do so:

(a)	in order to secure the proper and orderly conduct of such meeting;

(b)	in order to give all persons entitled to do so a reasonable opportunity of speaking and voting at such meeting;

(c)	as it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present;

(d)	as the unruly conduct of persons attending such meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(e)	as an adjournment is otherwise necessary in order to ensure that the business of the meeting is otherwise properly disposed of.

43.	Notice of adjourned meeting

Any such adjournment may be for such time and to such place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the Chairperson may, in his or her absolute discretion, determine notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may appoint a proxy for the adjourned meeting either in accordance with Articles 52 and 53 or by means of an instrument which, if delivered by him or her at the meeting which is adjourned to the Chairperson or any Director, shall be valid even though it is given at less notice than would otherwise be required.

44.	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting at which the adjournment took place.

I.	VOTING

45.	Method of voting

45.1	At any annual general meeting or extraordinary general meeting, a resolution put to a vote of such meeting shall be decided on a show of hands unless before or immediately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded; provided that, if the Board has determine that the general meeting shall be held partly by means of electronic facility or facilities, a resolution put to the vote at the general meeting shall be decided on a poll only. Subject to the provisions of the Act, a poll may be demanded by:

(a)	the Chairperson of such meeting;

(b)	by at least five members present in person or by proxy having the right to vote at such meeting;

(c)	a member or members present in person or by proxy representing not less than one-tenth of the voting rights of all the members having the right to vote at such meeting; or

(d)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself, herself or itself.

45.2	The Chairperson may also demand a poll before a resolution is put to the vote on a show of hands.

45.3	At any annual general meeting or extraordinary general meeting, resolutions shall be put to the vote by the Chairperson and there shall be no requirement for the resolution to be proposed or seconded by any person.

45.4	Any action taken by the members must be taken or effected at an annual general meeting or an extraordinary general meeting and may not be taken or effected by a written resolution or written consent of members or otherwise in lieu thereof.

46.	Chairperson’s declaration conclusive on show of hands

Unless a poll is duly demanded and the demand is not withdrawn, or a resolution is required by these articles to be decided on a poll, a declaration by the Chairperson of the meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

47.	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of or failure to count any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the counting error occurs. Any objection or error shall be referred to the Chairperson of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairperson decides that it is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairperson on such matters shall be final and conclusive.

48.	Amendment to resolutions

48.1	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairperson of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution. In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on. In the case of any other resolution duly proposed, no amendment to it (other than a mere clerical amendment to correct a manifest error) may be considered or voted upon unless notice of such proposed amendment is given to the Office at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the Chairperson of the meeting in his or her absolute discretion rules that the amendment is fit for consideration at the meeting.

49.	Procedure on a poll

49.1	Timing of poll

Any poll duly demanded on the election of a Chairperson of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means or any combination thereof) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll as demanded, as the Chairperson shall direct. The Chairperson may, and if so directed by the meeting shall, appoint scrutineers who need not be members and may adjourn the meeting to some place and time fixed by him or her for the purpose of declaring the result of the poll. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given to all members (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company) specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

49.2	Continuance of the meeting

The demand for a poll (other than on the election of the Chairperson or any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

49.3	Withdrawal of demand for a poll

The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the Chairperson. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made. If a demand is withdrawn, the persons entitled in accordance with Article 45 (Method of voting) may demand a poll.

49.4	Voting on a poll

On a poll, votes may be given in person or by proxy or (in the case of a corporate member) by a duly authorised representative. A member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

50.	Votes of members

50.1	Number of votes

Subject to the provisions of the Act and to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative (not being himself or herself a member entitled to vote), shall on a show of hands have one vote and on a poll every member present in person or by proxy or (being a corporation) by a duly authorised representative shall have one vote for each share of which he or she is the holder.

50.2	Joint holders

If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

50.3	Receivers and other persons

Where in the Isle of Man or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of legal incapacity, the Board may in its absolute discretion on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person authorised by a court or official to vote in person or, on a poll, by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

51.	Restriction on voting rights for unpaid calls etc.

No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting, either in person or by proxy, in respect of any share held by him or her or to exercise any right as a member unless all calls or other sums presently payable by him or her in respect of that share have been paid to the Company.

52.	Voting by proxy

Any person (whether a member of the Company or not) may be appointed to act as a proxy. Deposit of an instrument of proxy (including an instrument in the form of an electronic communication, sent, transmitted or received electronically) shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment of it. In the event that and to the extent that a member personally votes his or her shares or his or her proxy or proxies shall not be entitled to vote and any vote cast by a proxy in such circumstances shall be ignored.

53.	Form of proxy

The instrument appointing a proxy shall:

(a)	be in writing in any common form or in the form of an electronic communication or such other form as the Board may approve under the hand (including by way of electronic signature) of the appointor or of his or her attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand (including by way of electronic signature) of some officer or attorney or other person duly authorised in that behalf;

(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to speak at any meeting and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit;

(c)	unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

(d)	where it is stated to apply to more than one meeting, be valid for all such meetings as well as for any adjournment of any such meetings.

54.	Deposit of proxy

54.1	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, shall:

(a)	in the case of an instrument in writing, be deposited by personal delivery, post, electronic or facsimile transmission at such place as is specified:

(1)	in the notice convening the meeting; or

(2)	in any instrument of proxy sent out by the Company in relation to the meeting,

not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(b)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(1)	in the notice convening the meeting; or

(2)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(3)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(c)	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairperson of the meeting,

and an appointment of a proxy not deposited, delivered or received in a manner so permitted or otherwise permitted in these Articles shall be invalid. The Board may at its discretion treat a faxed, electronic or other machine made copy of a written instrument or electronic communication appointing a proxy as such an appointment for the purpose of this Article 54. No appointment of a proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

55.	More than one proxy may be appointed

A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered, none of them shall be treated as valid in respect of that share.

56.	Board may supply proxy cards

The Board shall at the expense of the Company send by post or otherwise forms of appointment of proxy (reply-paid or otherwise, and in any form the Board so determines) with the notice convening any annual general meeting or extraordinary general meeting to members entitled to vote at such meeting. The accidental omission to send an appointment of proxy or the non-receipt of it by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

57.	Revocation of proxy

57.1	A vote given or poll demanded in accordance with the terms of an appointment of a proxy shall be valid notwithstanding the death or legal incapacity of the principal or the revocation of the appointment of the proxy, or of the authority under which the appointment of the proxy was executed or the transfer of the share in respect of which the appointment of the proxy is given unless notice in writing of such death, legal incapacity, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of written appointments of proxy or, where the appointment of the proxy is contained in an electronic communication, at the address at which such appointment was received, at least 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the instrument of proxy is used.

58.	Corporate Representative

A corporation (whether or not a company within the meaning of the Act) which is a member may by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative (or as the case may be, representatives) at any meeting of the Company. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it and all references to attendance and voting in person shall be construed accordingly.

J.	UNTRACED MEMBERS

59.	Power of sale

59.1	Untraceable members

The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)	during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) (or if published on different dates, the earlier or earliest of them) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share at his or her address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person provided that during such period of 12 years at least three cash dividends (whether interim or final) in respect of the shares in question have become payable and no such dividend during that period has been claimed by the person entitled to it;

(b)	on or after expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements in both a national daily newspaper published in the UK, a national daily newspaper published in the United States and in a newspaper circulating in the area in which the last known address of such member or person appeared;

(c)	the said advertisements, if not published on the same day, shall have been published within 30 days of each other;

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates the later or latest of them) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(e)	the Company has given notice in accordance with the regulations of the relevant regulatory authority of its intention to make such sale and shall, if appropriate, have obtained the approval of the relevant regulatory authority to the proposed form of the said advertisement, if shares of the class concerned are admitted to a securities list or a Designated Stock Exchange.

59.2	Perfection of transfer

To give effect to any sale of shares pursuant to this Article 59.2 the Board may, in the case of certificated shares, authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect of it and may issue a new certificate to the transferee and, in the case of uncertificated shares, exercise any power conferred on it by Article 19.5 (Forfeiture and sale) to effect a transfer of the shares. The purchaser shall not be bound to see to the application of the purchase moneys in respect of any such sale nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale or transfer. Any instrument or exercise shall be effective as if it had been executed or exercised by the holder of or the person entitled by transmission to the shares to which it relates.

59.3	Additional shares

If during the period of 12 years referred to in Article 59.1 (Untraceable members) or during any period ending on the date when all the requirements of Articles 59.1(a) to 59.1(e) have been satisfied, any additional shares have been issued in respect of those held at the beginning of such period or of any previously so issued during such period and all the requirements of Articles 59.1(b) to 59.1(e) have been satisfied in regard to such additional shares the Company shall also be entitled to sell the additional shares.

59.4	Application of proceeds of sale

The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect of it to a separate account. The Company shall be deemed to be a debtor to and not a trustee for such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

K.	APPOINTMENT AND REMOVAL OF DIRECTORS

60.	Number of Directors

Unless and until otherwise determined by the Board, the number of Directors shall not be less than two and not more than twelve. The Board may increase or reduce the limits in the number of Directors. No increase or reduction in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

61.	Power of Company to appoint Directors

Subject to the provisions of these Articles, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed the maximum number fixed in accordance with Article 60 (Number of Directors).

62.	DURATION OF APPOINTMENT

Subject to any provisions contained in these Articles for the office of a Director to be otherwise vacated, each Director holds office for the term, if any, fixed by the resolution of the Company or the resolution of the Board appointing such person.

63.	Power of Board to appoint Directors

Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

64.	Eligibility of new Directors

No Director shall be permitted to appoint an alternate director pursuant to section 110 of the Act.

65.	Share qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

66.	Resolution for appointment

A resolution for the appointment of two or more persons as Directors by a single resolution of the Company shall not be moved unless an Ordinary Resolution that it shall be so proposed has first been passed and without any vote being given against it. Any resolution moved in contravention of this provision shall be void. For the purpose of this Article, a resolution for approving a person’s appointment or for nominating a person for appointment as a Director shall be treated as a resolution for his or her appointment.

67.	Removal of Directors

67.1	A Director may be removed from office by the service on him or her of a notice to that effect signed by all the other Directors (which, for the avoidance of doubt, may be signed in counterpart).

67.2	The Company may by Ordinary Resolution passed at a meeting called for such purpose remove any Director.

67.3	Any removal of a Director under this Article 67 shall be without prejudice to any claim which such Director may have for damages for breach of any agreement between him or her and the Company.

68.	Vacation of office by Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he or she resigns the office of Director;

(b)	he or she ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles, any term fixed pursuant to Article 62 for the duration of his or her office expires or he or she becomes prohibited by law from being a Director;

(c)	the Director dies; or

(d)	a court of competent jurisdiction has determined a final non-appealable order that such Director is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months.

L.	DIRECTORS’ REMUNERATION, EXPENSES AND PENSIONS

69.	Directors’ fees

The Directors shall be entitled to receive by way of fees for their services as Directors (in addition to fees paid for employment or executive services) such sum as the Board may from time to time determine. Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

70.	Expenses

Subject to any reimbursement policy adopted by the Board, each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred or sustained by him or her in or about the performance of his or her duties as Director, including any expenses incurred or sustained in attending meetings of the Board or any committee of the Board or general meetings of the Company.

71.	Additional remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside his or her ordinary duties as a Director and not in his or her capacity as a holder of employment or executive office, he or she may be paid such additional remuneration (whether by way of a lump sum or by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

72.	Remuneration of executive directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money or may altogether or in part be governed by business done or profits made or otherwise determined by the Board and may be in addition to or in lieu of any fee payable to him or her for his or her services as Director pursuant to these Articles.

M.	POWERS AND DUTIES OF THE BOARD

73.	Powers of the Board

Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the central management and control of the business, or the effective management of the Company, or not. No alteration of the memorandum of association, or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

74.	Powers of Directors being less than minimum number

If the number of Directors is less than the minimum for the time being prescribed by these Articles to control the affairs of the Company, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there is no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors.

75.	Powers of executive Directors

The Board may from time to time appoint and delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub delegate) for such time, on such terms and subject to such conditions as it thinks fit, and the Board may from time to time revoke, withdraw, alter or vary all or any of such powers.

76.	Delegation to committees

76.1	Constituting committees

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more persons (whether members of the Board or not). Any committee so formed may exercise its power to sub-delegate by sub-delegating to any other committee or to any Director (whether or not a member or members of the committee).

76.2	Powers of committee

The Board may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee. Subject to any terms and conditions expressly imposed by the Board, the proceedings of a committee with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board so far as they are capable of applying.

77.	Delegation to individual directors

The Directors may entrust to and confer upon any Director holding any executive office or employment any of the powers exercisable by them as Directors with power to sub-delegate upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, authorities and discretions, and may from time to time revoke, withdraw, alter or vary all or any of such powers but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. Any Director with such delegated powers shall be required to update the Board at Board meetings as to any developments arising in connection with the delegation of such powers.

78.	Power of attorney

The Board may by power of attorney or otherwise appoint any company, firm, person or persons (including registrars) to be the agent or attorney of the Company and may delegate to any such agent or attorney or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers. Any such appointment or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such agent or attorney as the Board may think fit and may also authorise any such agent or attorney to sub-delegate all or any of the powers, authorities and discretions vested in him or her.

79.	Associate Directors

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “Director” or attach to any existing office or employment with the Company such designation or title and may define, limit, vary or restrict the powers, authorities and discretions of persons so appointed and may terminate any such appointment subject to any contract between him or her and the Company or the use of such designation or title. The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that such person is or is deemed to be or is empowered in any respect to act as a Director or a member of any committee of the Board for any of the purposes of the Act or these Articles.

80.	Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised by the Company in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

81.	Provision for employees ETC

The Board may exercise any power conferred on the Company by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for, or to institute, fund, contribute or financially assist in any way to and maintain any institution, trust, other establishment or profit sharing, share incentive, equity incentive, or share scheme calculated to advance the interests of the Company, or to benefit any person who is or has at any time been a Director or employee of or consultant or service provider to the Company or any company which is a holding company or a subsidiary of or allied to or associated with the Company or any predecessor in business of any of the foregoing, and for any member of his or her family (including a spouse or former spouse) and dependents. Any Director or former Director may receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

82.	Overseas registers

Subject to the provisions of the Act and the Uncertificated Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch register and may make and vary such regulations as it thinks fit respecting the keeping of any such register.

83.	Borrowing powers

Subject to this Article, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

N.	PROCEEDINGS OF DIRECTORS AND COMMITTEES

84.	Board meetings

Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit. The provisions hereof shall apply mutatis mutandis to any actions or decisions by the Board (otherwise than at a formal meeting), or by any committee member thereof, or by any other person, which relates to the effective management of the Company.

85.	Notice of board meetings

A Director may summon a Board meeting at any time on 48 hours’ notice given to each of the Directors. Notice of a Board meeting shall be deemed to be properly given to a Director if is given to him or her in writing to him or her at his or her last known address or any other address, including but not limited to electronic address, given by him or her to the Company for this purpose. A Director may waive the requirement that notice be given to him or her of any Board meeting either prospectively or retrospectively. Attendance by a Director at any Board meeting shall constitute a retrospective waiver of the requirement that notice be given to him or her.

86.	Quorum

The quorum necessary for the transaction of business shall be a majority in number of the Directors. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board. Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Directors if no Director objects and if otherwise a quorum of Directors would not be present.

87.	Chairperson of Board and other offices

87.1	Appointment of Chairperson

The Board shall appoint any Chairperson, Joint Chairperson or Deputy Chairperson of the Board and shall determine the period for which he, she or they is or are to hold office and may at any time remove him or her or them from office. If no such Chairperson or Deputy Chairperson is elected or if at any meeting neither a Chairperson nor a Deputy Chairperson is present within five minutes of the time appointed for holding it, the Directors present shall choose one of their number to be Chairperson of such meeting. In the event of two or more Joint Chairmen or in the absence of a Chairperson, two or more Deputy Chairmen being present, the Joint Chairperson or Deputy Chairperson to act as Chairperson of the meeting shall be decided by those Directors present. Any Chairperson or Deputy Chairperson may also hold executive office under the Company

87.2	Cessation of position on ceasing to be a director

A Director appointed to the office of Chairperson, Chief Executive Officer or any other executive office shall automatically and immediately cease to hold that office if he or she ceases to hold the office of Director from any cause, but he or she shall not (unless any agreement between him or her and the Company shall otherwise provide) cease to hold his or her office as a Director by reason only of his or her ceasing to be a Chairperson, Chief Executive Officer of the Company or to hold any such other executive office, as the case may be.

88.	Voting

Questions arising at any meeting of the Board shall be determined by a majority of votes. In the case of an equality of votes, the Chairperson of that meeting shall have a second or casting vote.

89.	Participation by telephone and electronic mail

Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, electronic means or electronic mail or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting or are able to receive communications from each of the other Directors participating in the meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or if there is no group which is larger than any other group where the Chairperson of the meeting then is. Subject to the Act and these Articles, all business transacted in such manner by the Board or a committee of the Board shall for the purpose of these Articles be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board notwithstanding that two or fewer than two Directors are physically present at the same place. The Directors shall be required to attend Board meetings in person save where such attendance is unreasonable or impossible.

90.	Resolution in writing

90.1	A resolution in writing executed by all the Directors for the time being entitled to receive notice of and to vote in a Board meeting and not being less than a quorum or by all the members of a committee of the Board for the time being entitled to receive notice of and to vote in such committee meeting and not being less than a quorum of that committee shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee as the case may be). Such a resolution may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by means of facsimile transmission.

90.2	For such a resolution to be effective it shall not be necessary for it to be signed by a Director who is prohibited by these Articles from voting thereon.

91.	Minutes of proceedings

91.1	The Board shall cause minutes to be made in books kept for the purpose of recording all orders, resolutions and proceedings of every meeting of the Board, of a committee of the Board, of the Company or of the holders of any debentures of the Company including:

(a)	all appointments of officers and committees made by the Board and of any such officer’s salary or remuneration; and

(b)	the names of Directors present at every such meeting.

91.2	Any such minutes if purporting to be signed by the Chairperson of the meeting at which the proceedings were held or by the Chairperson of the next succeeding meeting shall be prima facie evidence of the matters stated in such minutes without any further proof.

92.	Validity of proceedings

All acts done by a meeting of the Board or of any committee of the local board or agency or by any person acting as a Director or member of a committee, local board or agency shall, as regards all persons dealing in good faith with the Company and notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid or that they or any of them were or was disqualified from holding office or not entitled to vote or had in any way vacated their or his or her office or that the delegation to such committee, local board or agency had been annulled, varied or revoked, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director or member and had been entitled to vote or as if the delegation had continued in full force and effect.

O.	DIRECTOR’S INTERESTS

93.	Director may have interests

Subject to the provisions of section 104 of the Act and provided that Article 94 (Disclosure of interests to Board) is complied with, a Director, notwithstanding his or her office:

(a)	may be a party to or otherwise be interested in any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a director or officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested, and in any such case on such terms as to remuneration and otherwise as the Board may arrange either in addition to or in lieu of any remuneration provided for by any other Article; and

(c)	shall not, by reason of his or her office, be liable to account to the Company for any benefit which he or she derives from any such office, employment, contract, arrangement, transaction or proposal or from any interest in any such body corporate; and no such contract, arrangement, transaction, proposal or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

94.	Disclosure of interests to Board

94.1	Notification of interest

A Director who to his or her knowledge is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall, forthwith after becoming aware of the fact, disclose the interest to the Board. A disclosure shall be deemed to have been so made if it is made at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered if he or she knows his or her interest then exists or, in any other case, at the first meeting of the Board after he or she knows that he or she is or has become so interested.

94.2	Adequacy of notice

For the purposes of this Article:

(a)	a general notice given to the Board by a Director that he or she is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified firm, company or person is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal of the nature and extent thereof as so specified provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers until such time as such Director has, or reasonably could be expected to have, such knowledge.

95.	Director disclosing interest may vote and count in quorum

Subject to Article 96, a Director who has disclosed to the Board in accordance with section 104 of the Act and Article 94 (Disclosure of interests to Board) his or her interest in respect of a contract, arrangement, transaction or proposal with the Company shall be counted in the quorum, and may vote, in relation to any resolution of the Board or a committee of the Board concerning such contract arrangement, transaction or proposal provided that, having regard to the rules, regulations and standards of any Designated Stock Exchange to which the Company’s shares are admitted, a Director who is interested in respect of a contract, arrangement, transaction or proposal with the Company may be required by a resolution of a majority of the other members of the Board or committee of the Board (as the case may be) to recuse himself from the relevant meeting (in which case he shall not attend the relevant meeting (or part thereof) and shall not be counted in the quorum, and may not vote, in relation to the relevant resolution).

If a question arises at a Board or committee meeting about whether a Director (other than the chair of the meeting) has an interest in respect of a contract, arrangement, transaction or proposal with the Company, and the Director does not agree to recuse himself, the question must be referred to the chair of the meeting. The chair's ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director's interests have not been fairly disclosed to the Directors. If the question arises about the chair of the meeting, the question must be directed to the Directors. The chair cannot vote on the question but can be counted in the quorum. The Directors' resolution about the chair is final and conclusive, unless the nature and extent of the chair's interests have not been fairly disclosed to the Directors.

96.	Director’s interest in own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his or her own appointment (including fixing or varying the terms of his or her appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case, each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

P.	THE SEAL AND SECRETARY

97.	Application of Seal

The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board so authorised. The Board may determine whether any instrument to which the Seal is affixed shall be signed and if it is to be signed who shall sign it. If the Company has adopted a Seal, an imprint of the Seal shall be kept at the office of the Registered Agent and at such other place in the Isle of Man as the Board may determine. Unless otherwise so determined by the Board:

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued in respect of any debentures or other securities:

(1)	shall be signed by any person acting under the express or implied authority of the Company and any signature may be affixed to or printed on any such certificate by any means approved by the Board, including a facsimile or electronic signature; or

(2)	shall be under the Seal; and

(b)	every other instrument to which the Seal is affixed shall be signed by two Directors or one Director and the Secretary or any other person acting under the express or implied authority of the Company.

98.	Deed without sealing

A document signed by a Director or any other person acting under the express or implied authority of the Company and expressed on its face that it is intended to be a deed shall have effect, upon delivery, as a deed; provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it not to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board authorised in that behalf. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

99.	Official seal for use abroad

Articles 97 and 98 shall apply to contracts, deeds, instruments and other documents made or executed in the Isle of Man or elsewhere.

100.	Appointment and removal of secretary

100.1	Subject to the Act, the Board may appoint and may remove a Secretary or joint secretaries and may appoint and remove one or more assistant or deputy secretaries on such terms and conditions as it thinks fit.

100.2	Anything by the Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is no Secretary capable of acting, be done by or to any joint assistant or deputy secretary or, if there is no joint, assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board. Any provision of the Articles requiring or authorising a thing to be done by or to a Director and the Secretary is not satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

101.	Authentication of documents

101.1	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies or extracts as true copies or extracts.

101.2	A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 101.1 shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

101.3	The Board may decide the terms and conditions upon which a document contained in an electronic communication which is required by the Articles to be executed or signed is to be treated as validly executed or signed.

Q.	DIVIDENDS AND OTHER PAYMENTS

102.	Declaration of dividends

Subject to the provisions of these Articles and to the rights of persons entitled to shares with special rights as to dividend, the Company may, by a resolution of the Directors, declare and pay a dividend to members at such times and of such amounts as the Directors think fit if the Directors are satisfied, on reasonable grounds, that the Company will, immediately after payment of the dividend, satisfy the Solvency Test.

103.	Interim dividends

The Board may by resolution declare and pay such interim dividends (including any dividend payable at a fixed rate) at such time and in such amount as the Directors think fit if the Directors are satisfied, on reasonable grounds, that the Company will, immediately after payment of the dividend, satisfy the Solvency Test. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights unless at the time of payment any preferential dividend is in arrears. Provided that the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer in consequence of the declaration or by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

104.	Entitlement to dividends

104.1	Accrual of dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid pro rata according to the amounts paid up or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date, it shall rank for or be entitled to dividends accordingly.

104.2	Payment of dividends

All dividends shall be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared, or at such other date as the Company by Ordinary Resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares. Except as otherwise provided by the rights attached to any shares, dividends may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

104.3	Shares passing by transmission

The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

105.	Debts may be deducted from dividends

The Board may deduct from any dividend or other money payable to any member on or in respect of a share all such sums as may be due from him, her or it to the Company in relation to the shares of the Company.

106.	Distribution in specie

106.1	The Company in general meeting may, on the recommendation of the Board, by Ordinary Resolution direct that payment of any dividend declared in accordance with Article 102 or Article 103 may be satisfied wholly or partly by the distribution of assets, and in particular, of fully paid up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates or authorise any person to sell and transfer any fractions or disregard fractions altogether;

(b)	fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

107.	Dividends not to bear interest

Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

108.	Method of payment

108.1	General provisions

The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, hank transfer, cheque, dividend warrant or money order (or in respect of any uncertificated share through the Uncertificated System) and may send it by post or other delivery service to the registered address of the member or person entitled to it (or if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person or persons may direct in writing. Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it and shall be made payable to the order of the person or persons entitled or, where an authority in that behalf shall have been received by the Company in such form as the Company shall consider sufficient, to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant or order to the person entitled or the person specified in such authority shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Board may at the request of the person entitled to it issue a replacement cheque, warrant or order, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit. Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share. Any such dividend, interest or other sum may also be paid by any other method as the Board considers appropriate. If the payment is made on behalf of the Company through the Uncertificated System, the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System. Once a dividend has been paid to a member, the Company’s obligation in respect of such dividend shall be discharged and no person may bring a claim against the Company in respect of such dividend.

108.2	Payments through the uncertificated system

The Board may:

(a)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(b)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(c)	lay down procedures to enable any such holder to make, vary or revoke any such election.

The Company may make, or procure the making of, any payment in respect of a member’s uncertificated shares through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form satisfactory to the Board. The making of such payment in accordance with such authority shall be a good discharge to the Company.

109.	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled thereto by post are returned to the Company undelivered or left uncashed on two consecutive occasions the Company shall not be obliged to send any further dividends or other moneys payable in respect of that share due to that person until he or she notifies the Company of an address to be used for the purpose.

110.	Unclaimed dividends

All dividends, interest or other sum payable and unclaimed for 6 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of six years after having become due for payment shall (if the Board so resolves) be forfeited and shall revert to the Company.

111.	Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the member (or the person entitled to the share in consequence of the death, bankruptcy or legal incapacity of the holder or otherwise by operation of law) and delivered to the Company and only if or to the extent that the same is accepted as such or acted upon by the Company.

112.	Payment of scrip dividends

112.1	Dividends

The Board may with the prior authority of an Ordinary Resolution of the Company and subject to such conditions as the Board may determine; provided that the Company has sufficient unissued shares and undistributed profits or reserves to give effect to it, offer to any holders of Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid instead of cash in respect of the whole or some part (to be determined by the Board) of any dividend specified by the Ordinary Resolution.

112.2	Election mandates

The Board may also from time to time establish or vary a procedure for election mandates, under which a holder of shares may elect to receive shares of the same class credited as fully paid instead of cash in respect of all or certain future rights offered to that holder under this Article 112 until the election mandate is revoked in accordance with any such procedure.

112.3	Admission of shares

The Company shall apply to the relevant regulatory authority for the additional shares so allotted to be admitted to the Designated Stock Exchange to which the Company’s existing issued shares are admitted.

113.	Directors’ powers

The Directors shall have power to do all acts and things as they consider necessary or expedient to give effect to Article 112.

114.	Capitalisation of profits

The Board may with the authority of an Ordinary Resolution of the Company:

(a)	subject as provided in this Article 114, resolve to capitalise any profits of the Company not required for paying any preferential dividend;

(b)	appropriate the sum resolved to be capitalised, on the date specified in the resolution, to the holders of shares in proportion to the number of issued shares (whether or not fully paid) held by them respectively which would entitle them to participate in a dividend of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amount, if any, for the time being unpaid on any share held by them respectively or in paying up in full unissued shares or debentures of the Company and allot the shares or debentures credited as fully paid to those holders of shares or as they may direct in those proportions or partly in one way and partly in the other;

(c)	resolve that any shares so allotted to any member in respect of a holding by him, her or it of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the holders of the shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter into, on behalf of all the shareholders concerned, an agreement with the Company providing for either:

(1)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(2)	the payment up by the Company on behalf of such holders by the application by it of the sum resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such holders); and

(f)	generally do all acts and things required to give effect to such resolution,

provided that the Directors are satisfied, on reasonable grounds, that the Company will, immediately after such capitalisation, satisfy the Solvency Test.

115.	Record dates

Notwithstanding any other provision of these Articles but subject always to the Act and without prejudice to the rights attached to any shares, the Company or the Board may fix any date (the “record date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to the receipt of any dividend, distribution, interest, allotment, issue, information, document or circular. Such record date may be on or at any time within six months before any date on which such dividend, distribution, interest, allotment, issue, information, document or circular is declared, paid or made but without prejudice to the rights inter se in respect of the same of transfers and transferees of any such shares or other securities. In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

R.	ACCOUNTS AND RECORDS

116.	Records

116.1	The Board shall cause accounting records to be kept in accordance with the Act and shall keep such other books and registers as are necessary to comply with the Act and the rules of any Designated Stock Exchange.

116.2	The Company shall keep all documents and records or copies of such documents and records (where applicable) required to be kept in accordance with the Act at the office of the Registered Agent. The records kept by the Company under this Article 116 must be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2000.

117.	Inspection of records

117.1	A Director of the Company shall be entitled, on giving reasonable notice, to inspect the documents and records of the Company in written or electronic form without charge and at any reasonable time specified by such Director and to make copies of or take extracts from the documents and records.

117.2	No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the Court, by the Board or by Ordinary Resolution of the Company.

118.	Auditors and audit

118.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

118.2	No member, Director or other officer of the Company shall be eligible to be Auditors.

118.3	The remuneration of the Auditors may be fixed by the Directors.

118.4	The Auditors shall examine the accounts of the Company and shall prepare a report on the truth and fairness of the balance sheet, profit and loss account and group accounts (if any).

S.	DESTRUCTION AND AUTHENTICATION OF DOCUMENTS

119.	Destruction of documents

119.1	Documents which may be destroyed

Subject to the Act and the rules of any Designated Stock Exchange, the Company may destroy:

(a)	any instrument of transfer after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address after two years from the date on which it is recorded;

(c)	any registered certificate for debentures or representing any other form of securities after one year from the date on which it is cancelled;

(d)	any other document on the basis of which any entry in the Register is made after six years from the date on which an entry was first made in the Register in respect of it;

(e)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(f)	all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded.

Provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or other similar means which shall not be destroyed before the expiration of the relevant period and provided that adequate precautions against falsification and to share reproduction are taken.

119.2	Presumption in respect of destroyed documents

It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was a valid and effective certificate duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the Company; provided that:

(a)	this Article 119 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this Article 119 shall be construed as imposing on the Company any liability in respect of the destruction of any such document or otherwise than as provided for in this Article 119 which would not attach to the Company in the absence of this Article 119; and

(c)	references in this Article 119 to the destruction of any document include references to the disposal of it in any manner.

120.	Authentication of documents

Any Director or any person appointed by the Directors for such purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee and any books, records, documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company in reliance on them that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

T.	NOTICES

121.	Form of notices

121.1	Notwithstanding anything to the contrary in these Articles, any notice, document or information to be given, sent, issued, deposited, served, delivered or lodged (or the equivalent where it is sent in electronic form) to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing and any such notice, document or information shall be deemed given, sent, issued, deposited, served, delivered or lodged, or the equivalent where it is sent in electronic form, to an address (including an electronic address) for the time being notified for that purpose to the person giving the notice (without notice of non-delivery).

121.2	Subject to Article 121.3 below, any notice, document or information is validly sent or supplied by the Company (i) if it is made available on a website or (ii) by submission to the SEC through its Electronic Data Gathering, Analysis and Retrieval system, in which case the services of the notice shall be deemed to have been effected 1 hour after the notice or document was submitted.

121.3	For the purposes of Article 121.2 above, notices, documents or information shall be treated as being validly sent or supplied by the Company to a person if made available on a website; provided that:

(a)	the person has agreed or, by virtue of not responding within the period of 28 days beginning with the date on which the Company’s request was sent (whether or not all or part of such 28 days period took place prior to these Articles coming into effect), is taken to have agreed, to being sent or supplied with notices, documents or information in such manner; and

(b)	a notification is sent to the person in a manner for the time being agreed between the Company and the person (and if no such manner has been agreed then by letter), notifying him or her of:

(1)	the publication of that notice, document or information on the website;

(2)	the address of the website; and

(3)	the place on the website where the document, notice or information can be accessed and how it can be accessed.

121.4	Any notice, document or information made available on a website by the Company in accordance with this Article 121 must be available on the website throughout any applicable period specified by law, or, if no such period is specified, then for 28 days beginning on the day on which the notification under Article 121.3(b) is sent to the person in question.

121.5	Any notice, document or information shall be treated as being validly sent or supplied by the Company if it is sent by electronic mail to a person; provided that that person has agreed to being sent or supplied with notices, documents or information in such manner and has provided the Company with an electronic mail address for that purpose.

121.6	Where a notice, document or information is sent or supplied to the Company by a person on behalf of another, the Company may require reasonable evidence of the authority of the former to act on behalf of the latter.

121.7	Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, authenticated by the member and on actual receipt by the Company thereof.

121.8	An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

122.	Service of notice on members

122.1	The Company may give any notice, document (including a share certificate) or information to a member, either personally or by sending it by post or other delivery service in a prepaid envelope addressed to the member at his or her registered address or by leaving it at that address or by any other means authorised in writing by the member concerned or, in the circumstances referred to in Article 121, by sending it in electronic form to an electronic address for the time being notified to the Company by the member or making it available on a website.

122.2	In the case of joint holders of a share, all notices, documents or information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders. Anything agreed or specified by the first-named joint holder in respect of a joint holding shall be binding on all joint holders.

122.3	Any notice to be given to a member may be given by reference to the Register as it stands at any time within the period of 15 days before the notice is given (subject to the Uncertificated Regulations if the Company is then a participating issuer for the purposes of the Uncertificated Regulations) and no change in the Register after that time shall invalidate the giving of the notice.

122.4	If on at least two consecutive occasions the Company has attempted to send notices, documents or information in electronic form to an address for the time being notified to the Company by a member for that purpose (other than a notice of general meeting or annual general meeting sent in accordance with Article 34) but the Company is aware that there has been a failure of delivery of such notice, document or information, then the Company shall thereafter send notices, documents or information through the post to such member at his or her registered address or his or her address for the service of notices by post, in which case the provisions of Article 122.5 shall apply.

122.5	If on two consecutive occasions notices (other than a notice of an annual general meeting or an extraordinary general meeting sent in accordance with Article 34) or other documents (other than documents to which Article 95 applies) or information (other than information to which Article 95 applies) have been sent through the post to any member at his or her registered address or his or her address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or other documents or information from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address or address for the service of notices or, if the Board in its absolute discretion permits, an address to which notices, documents or information may be sent in electronic form.

123.	Notice in case of death, bankruptcy etc.

The Company may send or supply any notice, document or information on the person entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of a notice, document or information to a member, addressed to that person by name, or by the title of the representative of the deceased or of the trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) to which notices, documents or information may be sent by electronic means supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, any notice, document, information or other communication sent or supplied to any member pursuant to these Articles in any manner in which it might have been sent or supplied if the death, bankruptcy or other event had not occurred shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

124.	Evidence of service

124.1	Any notice, certificate or other document or information, addressed to a member at his or her registered address or address for service shall, if sent by post, be deemed to have been served or delivered on the Business Day after the day when it was put in the post (or, where second class mail is employed, on the second Business Day after the day when it was put in the post). Proof that an envelope containing the notice, document or information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given. Any notice, certificate or other document or information not sent by post but delivered or left at a registered address or address for service shall be deemed to have been served or delivered on the day (or, if not a Business Day, the next Business Day) and at the time on which it was so delivered or left.

124.2	Any notice or other document or information addressed to a member shall, if sent using electronic means, be deemed to have been served or delivered on the day it was first sent or, if the day it is sent is not a Business Day, on the next Business Day. In proving such service or delivery it shall be conclusive to prove that the address used for the electronic communication was the address supplied for such purpose and that the electronic communication was properly dispatched by the Company, notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice and notwithstanding that a hard copy of such notice, document or information is subsequently sent to the member at his or her registered address or address for service.

124.3	Any notice or other document sent or supplied by means of a website shall be deemed received by the intended recipient when the material was first made available on the website or, if later, when the recipient received or is deemed to have received, notice of the fact that the material was made available on the website, notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document and notwithstanding that a hard copy of such notice or document is subsequently sent to the member at his or her registered address or address for service.

124.4	In calculating any period for the purposes of this Article, no account shall be taken of any part of a day that is not a Business Day.

124.5	Any notice or other document or information sent by a relevant system shall be deemed to have been served or delivered when the Company (or a sponsoring system - participant acting on its behalf) sends the issuer instructions relating to the notice, document or information.

124.6	Any member present, either personally or by proxy, at any general meeting of the Company shall for all purposes be deemed to have received due notice of that meeting, and of the purposes for which the meeting was called.

125.	Notice binding on transferees

Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the Register, has been duly given to a person from whom he or she derives his or her title.

126.	Notice by advertisement

Any notice to be given by the Company to the members or any of them and not otherwise provided for by these Articles shall be sufficiently given if given by advertisement in at least one leading daily national newspaper published in the UK, the United States and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

127.	Suspension of postal services

If at any time by reason of the threat of or of the suspension, interruption or curtailment of postal services, the Company is or would be unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least two leading daily national newspapers in the UK (at least one of which shall be published in London), the United States and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the first of such advertisements appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses again becomes practicable.

U.	WINDING UP

128.	Division of assets

128.1	Power to present a petition

The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

128.2	Distribution of assets

If the Company is wound up, the surplus assets remaining after payment of all creditors are to be divided among the members in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively and, if such surplus assets are insufficient to repay the whole of the paid up capital, they are to be distributed so that as nearly as may be the losses are borne by the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article 128.2 is subject to the rights attached to any shares which may be issued on special terms or conditions.

128.3	Distribution in specie

If the Company is wound up the liquidator may, with the sanction of an Ordinary Resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may for that purpose value any assets and determine how the division shall be carried out as between the members. Any such division may be otherwise than in accordance with the existing rights of the members but if any division is resolved otherwise than in accordance with such rights the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 222 of the Companies Act 1931. The liquidator may with the like sanction vest the whole or any part of the whole of the assets in trustees on such trusts for the benefit of the members as he or she with the like sanction shall determine but no member shall be compelled to accept any assets on which there is a liability.

129.	Transfer or sale under section 222 of the Companies Act 1931

A resolution sanctioning a transfer or sale to another company duly passed pursuant to section 222 of the Companies Act 1931 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights and any such determination shall be binding on all the members, subject to the right of dissent and consequential rights conferred by the said section.

V.	INDEMNITY

130.	Right to indemnity

130.1	Subject to the provisions of the Act, every Director and officer of the Company (which, for the avoidance of doubt, shall not include Auditors), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company to the fullest extent permissible under the Act and the laws of the Isle of Man against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

130.2	Subject to the provisions of the Act, the Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advance amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

130.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any current or former Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

131.	Power to insure

Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a subsidiary or holding company of the Company or in which the Company has an interest whether direct or indirect or which otherwise is in any way allied to or associated with the Company or of any subsidiary or holding company of the Company or of any such company or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary is or has been interested indemnifying such person against any liability which may attach to him or her or loss or expenditure which he or she may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.